EXHIBIT 16.1

June 13, 2014

Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

We have read Item 4.01, and are in agreement with the statements as they related to our firm being made by International Metals Streaming Corp. in Item 4.01 of its Form 8-K dated June 13, 2014, captioned “Changes in Registrant’s Certifying Accountant”. We have no basis to agree or disagree with the other statements contained therein.

/s/ Gumbiner Savett Inc.
Gumbiner Savett Inc.

Santa Monica, California